Exhibit 99.2

EXECUTION VERSION

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

GERMAN AMERICAN CAPITAL CORPORATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 24, 2020

$306,060,999

Fixed Rate Mortgage Loans

Series 2020-B17

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of March 24, 2020, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and German American Capital Corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of March 1, 2020 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.      Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price referred to in the third succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Seller, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of (i) each related Mortgage Note and (ii) except with respect to each Non-Serviced Mortgage Loan, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit A as “Moffett Towers Buildings A, B & C” (the “Moffett Towers Buildings A, B & C Mortgage Loan”) is evidenced by four promissory notes that are being contributed by the Seller and JPMorgan Chase Bank, National Association (“JPMCB”), and the Seller is only selling to

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the Purchaser the two related Mortgage Notes in favor of the Seller and its successors and assigns in the aggregate original principal amount of $60,000,000 (and only such Mortgage Notes will constitute a “Mortgage Loan” or “Mortgage Note” hereunder).

The Depositor will sell (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc., (“DBSI”), Drexel Hamilton, LLC (“Drexel”) and Academy Securities, Inc. (“Academy” and, together with JPMS, CGMI, DBSI, and Drexel, in such capacity, the “Underwriters”), as the underwriters specified in the underwriting agreement, dated as of March 3, 2020 (the “Underwriting Agreement”), between the Depositor and the Underwriters, (ii) the Class X-D, Class D, Class E, Class S and Class R Certificates to JPMS, CGMI and DBSI, as the initial purchasers (in such capacity, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of March 3, 2020 (the “Private Certificate Purchase Agreement”), between the Depositor and the Initial Purchasers, and (iii) the Class F-RR, Class G-RR and Class NR-RR Certificates (together with the Class X-D, Class D, Class E, Class S and Class R Certificates, the “Private Certificates” and, the Private Certificates together with the Public Certificates, the “Certificates”) to KKR CMBS II Aggregator Type 1 L.P. (the “Third Party Purchaser”) as the third-party purchaser specified in that certain certificate purchase agreement, dated as of March 3, 2020 (the “Third Party Purchaser Certificate Purchase Agreement” and, together with the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and the Third Party Purchaser. The Public Certificates are more particularly described in (a) the preliminary prospectus, dated February 27, 2020 (including, without limitation, all exhibits and annexes thereto, the “Preliminary Prospectus”), and (b) a final prospectus, dated March 3, 2020 (including, without limitation, all exhibits and annexes thereto, the “Prospectus”) and the Private Certificates are more particularly described in (a) a preliminary confidential private placement memorandum, dated February 27, 2020 (the “Preliminary Private Placement Memorandum”), and (b) a confidential private placement memorandum, dated March 3, 2020 (the “Final Private Placement Memorandum”).

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 1 serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related Intercreditor Agreement.

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The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

The Seller shall effect, or cause a third party to effect, at the Seller’s expense, the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

SECTION 2.      Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage Note and, except with respect to each Non-Serviced Mortgage Loan, the related Mortgage shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.      Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)               The Seller agrees to deliver or cause to be delivered, on or prior to the fifth (5th) day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement;

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provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)                With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

(d)               Notwithstanding anything to the contrary contained herein, with respect to the Moffett Towers Buildings A, B & C Mortgage Loan, the obligations of each of the Seller and JPMCB to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to the Moffett Towers Buildings A, B & C Mortgage Loan, the obligations of the Seller and JPMCB to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Seller or JPMCB may deliver one Mortgage File or one of any other document required to be delivered with respect to the Moffett Towers Buildings A, B & C Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of the Seller and JPMCB.

SECTION 4.      Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

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SECTION 5.      Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)                it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)               it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans, other than any Non-Serviced Mortgage Loan, to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(f) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan, other than any Non-Serviced Mortgage Loan, is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)                if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur prior to the Closing Date as a result of which it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans and/or any

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information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Final Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Final Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this subsection (c) and not otherwise defined herein shall have the meaning set forth in the indemnification agreement, dated as of March 3, 2020 between the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)               if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)                for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)                it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon a failure of the Seller to perform its obligations under Section 5(e);

(g)               if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities

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referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)               with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller shall take such action and/or provide any such required notice to the franchisor, with a copy of such notice or request to the Master Servicer, as is necessary in order to assign any such comfort letter to the Trust or to have a new comfort letter issued in the name of the Trust, as the case may be, within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than forty-five (45) days after the Closing Date;

(i)                 within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Seller;

(j)                 within sixty (60) days after the Closing Date, the Seller shall provide the Depositor (with a copy via email to each of the Master Servicer the Special Servicer, the Custodian, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Directing Certificateholder) with a certification to the address set forth for such party in Section 13.05 of the Pooling and Servicing Agreement, substantially in the form of Exhibit D, by an authorized officer of the Seller that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site contains all documents and information required under the definition of “Diligence File” and such Diligence Files are organized and categorized as agreed to by the Depositor and the Seller;

(k)               upon written request of the Asset Representations Reviewer (pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement), it shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request (which time period may be extended upon the mutual agreement between the Seller and the Asset Representations Reviewer), copies of all documents requested by the Asset Representations Reviewer and in the possession of the Seller and not otherwise included in the Diligence File relating to each Delinquent Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement, provided that no information that is proprietary to the related originator or Seller or any draft documents or privileged or internal communications will be required to be provided;

(l)                 upon the completion of an Asset Review with respect to each Mortgage Loan and receipt of a written request from the Asset Representations Reviewer, the Seller shall, within sixty (60) days of receipt of such written request by the Asset Representations Reviewer, pay the Asset Representations Reviewer Asset Review Fee (or, with respect to the Moffett

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Towers Buildings A, B & C Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Moffett Towers Buildings A, B & C Mortgage Loan, multiplied by 75.52%);

(m)             it acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03(l) of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(n)               with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Seller shall pay the costs and expenses (including attorney’s fees) incurred by any party to the Pooling and Servicing Agreement in connection with such party’s compliance obligations under Section 11.15 of the Pooling and Servicing Agreement in connection with the securitization of the related Pari Passu Companion Loan(s); and

(o)               the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(l) above within sixty (60) days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide the Depositor with all documents and information required to be delivered by it pursuant to Section 5(i) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date.

SECTION 6.      Representations and Warranties. (a) The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)          it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland;

(ii)          it has the corporate power and authority to own its property and to carry on its business as now conducted;

(iii)          it has the corporate power to execute, deliver and perform this Agreement;

(iv)          it is legally authorized to transact business in the United States of America and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

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(v)          the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller and will not violate or breach any provision of its organizational documents;

(vi)          this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)          there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)          it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one (1) Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information;

(ix)          it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually or in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental

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agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually or in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)          it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)          it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

(xii)          it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(xiii)          except for the agreed-upon procedures reports obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such reports, the “Accountant’s Due Diligence Reports”), the Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Final Private Placement Memorandum, and, except for the accountants with respect to the Accountant’s Due Diligence Reports, the Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in

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any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(xiii); and

(xiv)          prior to the delivery of the Preliminary Prospectus to investors, a senior officer of the Seller satisfactory to the CEO of the Depositor has delivered to the Depositor a sub-certification in form and substance acceptable to the CEO of the Depositor and the Seller.

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)          it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)          it has the power and authority to own its property and to carry on its business as now conducted;

(iv)          it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)          this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

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(vi)          the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)          there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)          it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)          it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)          all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made;

(xi)          it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001; and

(xii)          it (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchasers at least six (6) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum as required by Rule 15Ga-2.

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(c)                The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)               The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Depositor shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing

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Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Depositor under the Pooling and Servicing Agreement is provided only to assist the Seller, the Depositor and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)                Upon notice pursuant to Section 2.03(b) of the Pooling and Servicing Agreement of any Material Defect, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days following the earlier of (x) the Seller’s discovery of any Material Defect, (y) the Seller’s receipt of notice of any Material Defect from any party to the Pooling and Servicing Agreement or (z) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the Pooling and Servicing Agreement or (B) receipt of a notice of any Material Defect by the Seller (the “Initial Cure Period”), (i) cure such Material Defect, in all material respects, at its own expense, including reimbursement of any related additional Trust Fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted)); and provided, further, that with respect to the Extended Cure Period, the Seller

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shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate electronically to the 17g-5 Information Provider with the subject line: “Benchmark 2020-B17”), the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and (with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, but in no event with respect to any Mortgage Loan that is an Excluded Loan) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the Certificateholders therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) shall be substituted in lieu thereof without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Collection Account.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer (in the case of Non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans), on behalf of the Trust Fund (and, other than with respect to Excluded Loans, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) not be cured by a Loss of Value Payment. Upon making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or substitute the related Mortgage Loan or otherwise cure such Material Defect.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or substitute such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable

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amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are the basis of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that if the Breach relates to the Moffett Towers Buildings A, B & C Mortgage Loan, the Seller shall be responsible for 75.52% of all such costs and expenses unless such Breach relates solely to the Mortgage Note sold hereunder by Seller; provided, further, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Material Defect or in providing notice of such Material Defect on the part of any party to the Pooling and Servicing Agreement will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice precludes the Seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File that is required to be delivered by the Seller for any Mortgage Loan to be deemed to have a “Defect” that constitutes a Material

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Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) called for by clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or the Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Trustee or the Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) has acknowledged receipt of a document that is part of the Mortgage File or the Seller can otherwise prove delivery of the document, and the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses such document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or the Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

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Notwithstanding anything to the contrary herein, the Seller’s obligation in respect of a Material Defect with respect to the Moffett Towers Buildings A, B & C Mortgage Loan shall be solely in respect of the Seller’s pro rata share of the Moffett Towers Buildings A, B & C Mortgage Loan based on the Seller’s percentage interest as of the date hereof in such Mortgage Loan.

If the Mortgage Note with respect to the Moffett Towers Buildings A, B & C Mortgage Loan in favor of the Seller and its successors and assigns is repurchased or replaced by the Seller pursuant to this Section 6(e), and any other related mortgage note evidencing the Moffett Towers Buildings A, B & C Mortgage Loan is not repurchased or replaced by JPMCB and such mortgage note remains in the Trust, then the Seller and the Purchaser hereby agree that (i) the provisions in Section 3.33 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of the Moffett Towers Buildings A, B & C Mortgage Loan as if (a) the remaining mortgage note in the Trust were a Non-Serviced Mortgage Loan and (b) the repurchased Mortgage Note were a Serviced Companion Loan and (ii) the Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.33 as if it were a party to the Pooling and Servicing Agreement.

With respect to each Non-Serviced Mortgage Loan sold to the Purchaser hereunder, the Seller agrees that if a “material document defect” under, and as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the Seller (or other responsible party) repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Trust, then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that the foregoing shall not apply to any “material document defect” related to the promissory note for the related Non-Serviced Companion Loan(s).

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

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To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Cure Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to

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such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001802215.

(f)                The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)               Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Material Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.      Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)                Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a

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default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit E.

(b)               The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s certificate of incorporation and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)          a copy of a certificate of good standing of the Seller issued by the Secretary of State of the State of Maryland dated not earlier than sixty (60) days prior to the Closing Date;

(iii)          an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)             the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

(B)              the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

(C)              all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)             the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

22

(E)              there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)               no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)          a letter from counsel of the Seller substantially to the effect that (A) nothing has come to such counsel’s attention that would lead such counsel to believe that the Preliminary Prospectus or Preliminary Private Placement Memorandum as of the Time of Sale, or the Prospectus or Final Private Placement Memorandum as of the date thereof or as of the Closing Date, contained or contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (B) that, with respect to information regarding the Seller, the Mortgage Loans, the related borrowers and the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB. All terms used in this clause (iv) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)                The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)               The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)                The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8.      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Sidley Austin LLP, New York, New York, at 10:00 a.m. (New York City time), on March 24, 2020 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

23

SECTION 9.      Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Final Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Final Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Final Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; (viii) the reasonable fees and expenses of counsel to the Depositor; and (ix) the reasonable fees and expenses of counsel to the Underwriters and the Initial Purchasers.

SECTION 10.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.  Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS

24

LAW SHALL APPLY TO THIS AGREEMENT. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.  No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6(a)(xiii) and Section 13.

SECTION 13.  Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)               The Asset Representations Reviewer shall be an express third party beneficiary of Sections 5(i), 5(j), 5(k) and 5(l) of this Agreement.

SECTION 14.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail,

25

postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: Kunal K. Singh, email: US_CMBS_Notice@jpmorgan.com, with a copy to J.P. Morgan Chase Commercial Mortgage Securities Corp., 4 New York Plaza, Floor 21, New York, NY 10004-2413, Attention: SPG Legal, email: US_CMBS_Notice@jpmorgan.com, (ii) in the case of the Seller, German American Capital Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye (with a copy via email to cmbs.requests@db.com), with a copy to German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: General Counsel, facsimile no. (646) 736-5721, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such party.

SECTION 15.  Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.  Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.  Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which

26

could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.  Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 20.  Recognition of U.S. Special Resolution Regimes

(a)                In the event a Covered Party becomes subject to a proceeding under a U.S Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c)                For the purposes of this Section 20 and Section 21, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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SECTION 21.         Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)                Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 20, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

* * * * * *

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IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Harris Rendelstein
Name: Harris Rendelstein Title: Vice President

Benchmark 2020-B17 – Mortgage Loan Purchase Agreement (GACC)

GERMAN AMERICAN CAPITAL CORPORATION.

By:	/s/ Matt Smith
Name: Matt Smith Title: Director

By:	/s/
Name: Natalie Grainger Title: Director

Benchmark 2020-B17 – Mortgage Loan Purchase Agreement (GACC)

GERMAN AMERICAN CAPITAL CORPORATION.

By:	/s/
Name: Matt Smith Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger Title: Director

Benchmark 2020-B17 – Mortgage Loan Purchase Agreement (GACC)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

BMARK 2020-B17 - Mortgage Loan Schedule

ID	Loan Number	Mortgage Loan Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Mortgage Rate (%)	Original Principal Balance ($)	Cut-off Date Stated Principal Balance ($)	Maturity Date or ARD	Due Date	Current Monthly Debt Service ($)	Servicing Fee Rate (%)	Interest Accrual Method	Letter of Credit	Post-ARD Revised Rate	Part of Whole Loan	Leasehold Interest	Current Mezzanine or Subordinate Debt
GACC1	1	GACC	Murphy Crossing	1011 & 1033 McCarthy Boulevard and 915, 933, & 1001 Murphy Ranch Road	Milpitas	CA	95035	3.58000	85,000,000	85,000,000	3/6/2030	6	257,105.32	0.00250	Actual/360	No		No	Fee	No
GACC/JPMCB2	2	GACC	Moffett Towers Buildings A, B & C	Various	Sunnyvale	CA	94089	3.49000	60,000,000	60,000,000	2/6/2030	6	176,923.61	0.00250	Actual/360	No		Yes	Fee	Yes
GACC/JPMCB2.01	2.01	GACC	Moffett Towers Building B	1020 Enterprise Way	Sunnyvale	CA	94089	3.49000	20,649,351	20,649,351									Fee
GACC/JPMCB2.02	2.02	GACC	Moffett Towers Building C	1050 Enterprise Way	Sunnyvale	CA	94089	3.49000	20,649,351	20,649,351									Fee
GACC/JPMCB2.03	2.03	GACC	Moffett Towers Building A	1000 Enterprise Way	Sunnyvale	CA	94089	3.49000	18,701,299	18,701,299									Fee
GACC5	5	GACC	CBM Portfolio	Various	Various	Various	Various	3.77230	50,000,000	50,000,000	2/6/2025	6	159,362.13	0.00250	Actual/360	No		Yes	Various	Yes
GACC5.01	5.01	GACC	Courtyard Larkspur Landing Marin County	2500 Larkspur Landing Circle	Larkspur	CA	94939	3.77230	2,307,018	2,307,018									Fee/Leasehold
GACC5.02	5.02	GACC	Courtyard San Mateo Foster City	550 Shell Boulevard	Foster City	CA	94404	3.77230	2,263,889	2,263,889									Fee/Leasehold
GACC5.03	5.03	GACC	Courtyard San Jose Cupertino	10605 North Wolfe Road	Cupertino	CA	95014	3.77230	2,046,053	2,046,053									Leasehold
GACC5.04	5.04	GACC	Courtyard Boulder	4710 Pearl East Circle	Boulder	CO	80301	3.77230	1,611,111	1,611,111									Fee/Leasehold
GACC5.05	5.05	GACC	Courtyard Los Angeles Torrance Palos Verdes	2633 Sepulveda Boulevard	Torrance	CA	90505	3.77230	1,523,392	1,523,392									Fee/Leasehold
GACC5.06	5.06	GACC	Courtyard Los Angeles Hacienda Heights	1905 South Azusa Avenue	Hacienda Heights	CA	91745	3.77230	1,480,263	1,480,263									Fee/Leasehold
GACC5.07	5.07	GACC	Courtyard Seattle South Center	400 Andover Park West	Tukwila	WA	98188	3.77230	1,458,333	1,458,333									Fee/Leasehold
GACC5.08	5.08	GACC	Courtyard Nashville Airport	2508 Elm Hill Pike	Nashville	TN	37214	3.77230	1,197,368	1,197,368									Fee/Leasehold
GACC5.09	5.09	GACC	Courtyard Palm Springs	1300 East Tahquitz Canyon Way	Palm Springs	CA	92262	3.77230	1,110,380	1,110,380									Fee/Leasehold
GACC5.10	5.1	GACC	Courtyard Portland Beaverton	8500 Southwest Nimbus Avenue	Beaverton	OR	97008	3.77230	1,067,251	1,067,251									Fee/Leasehold
GACC5.11	5.11	GACC	Courtyard Atlanta Perimeter Center	6250 Peachtree Dunwoody Road	Atlanta	GA	30328	3.77230	1,066,520	1,066,520									Leasehold
GACC5.12	5.12	GACC	Courtyard Detroit Livonia	17200 North Laurel Park Drive	Livonia	MI	48152	3.77230	1,044,591	1,044,591									Fee/Leasehold
GACC5.13	5.13	GACC	Courtyard St. Louis Creve Coeur	828 North New Ballas Road	Creve Coeur	MO	63146	3.77230	1,044,591	1,044,591									Fee/Leasehold
GACC5.14	5.14	GACC	Courtyard Lincroft Red Bank	245 Half Mile Road	Red Bank	NJ	07701	3.77230	1,044,591	1,044,591									Fee/Leasehold
GACC5.15	5.15	GACC	Courtyard Rye	631 Midland Avenue	Rye	NY	10580	3.77230	1,023,392	1,023,392									Fee/Leasehold
GACC5.16	5.16	GACC	Courtyard Fresno	140 East Shaw Avenue	Fresno	CA	93710	3.77230	1,001,462	1,001,462									Leasehold
GACC5.17	5.17	GACC	Courtyard Tampa Westshore	3805 West Cypress Street	Tampa	FL	33607	3.77230	1,001,462	1,001,462									Fee/Leasehold
GACC5.18	5.18	GACC	Courtyard Boston Andover	10 Campanelli Drive	Andover	MA	01810	3.77230	1,001,462	1,001,462									Fee/Leasehold
GACC5.19	5.19	GACC	Courtyard Detroit Metro Airport	30653 Flynn Drive	Romulus	MI	48174	3.77230	1,001,462	1,001,462									Fee/Leasehold
GACC5.20	5.2	GACC	Courtyard Denver Tech Center	6565 South Boston Street	Greenwood Village	CO	80111	3.77230	957,602	957,602									Fee/Leasehold
GACC5.21	5.21	GACC	Courtyard Charlottesville North	638 Hillsdale Drive	Charlottesville	VA	22901	3.77230	957,602	957,602									Fee/Leasehold
GACC5.22	5.22	GACC	Courtyard St. Petersburg Clearwater	3131 Executive Drive	Clearwater	FL	33762	3.77230	935,673	935,673									Fee/Leasehold
GACC5.23	5.23	GACC	Courtyard Fort Lauderdale Plantation	7780 Southwest 6th Street	Fort Lauderdale	FL	33324	3.77230	935,673	935,673									Fee/Leasehold
GACC5.24	5.24	GACC	Courtyard West Palm Beach	600 Northpoint Parkway	West Palm Beach	FL	33407	3.77230	935,673	935,673									Fee/Leasehold
GACC5.25	5.25	GACC	Courtyard Chicago Lincolnshire	505 Milwaukee Avenue	Lincolnshire	IL	60069	3.77230	935,673	935,673									Fee
GACC5.26	5.26	GACC	Courtyard Phoenix Mesa	1221 South Westwood Avenue	Mesa	AZ	85210	3.77230	914,474	914,474									Fee/Leasehold
GACC5.27	5.27	GACC	Courtyard Chicago Waukegan Gurnee	3800 Northpoint Boulevard	Waukegan	IL	60085	3.77230	914,474	914,474									Fee/Leasehold
GACC5.28	5.28	GACC	Courtyard Chicago Highland Park	1505 Lake Cook Road	Highland Park	IL	60035	3.77230	892,544	892,544									Fee/Leasehold
GACC5.29	5.29	GACC	Courtyard Bakersfield	3601 Marriott Drive	Bakersfield	CA	93308	3.77230	870,614	870,614									Fee/Leasehold
GACC5.30	5.30	GACC	Courtyard Norwalk	474 Main Avenue	Norwalk	CT	06851	3.77230	870,614	870,614									Leasehold
GACC5.31	5.31	GACC	Courtyard Kansas City Overland Park Metcalf	11301 Metcalf Avenue	Overland Park	KS	66210	3.77230	848,684	848,684									Fee/Leasehold
GACC5.32	5.32	GACC	Courtyard Silver Spring North	12521 Prosperity Drive	Silver Spring	MD	20904	3.77230	848,684	848,684									Fee/Leasehold
GACC5.33	5.33	GACC	Courtyard Raleigh Cary	102 Edinburgh Drive South	Cary	NC	27511	3.77230	827,485	827,485									Fee/Leasehold
GACC5.34	5.34	GACC	Courtyard New Haven Wallingford	600 Northrop Road	Wallingford	CT	06492	3.77230	805,556	805,556									Fee/Leasehold
GACC5.35	5.35	GACC	Courtyard Chicago Oakbrook Terrace	6 Transam Plaza Drive	Oakbrook Terrace	IL	60181	3.77230	805,556	805,556									Fee
GACC5.36	5.36	GACC	Courtyard Indianapolis Castleton	8670 Allisonville Road	Indianapolis	IN	46250	3.77230	805,556	805,556									Fee/Leasehold
GACC5.37	5.37	GACC	Courtyard Annapolis	2559 Riva Road	Annapolis	MD	21401	3.77230	805,556	805,556									Fee/Leasehold
GACC5.38	5.38	GACC	Courtyard Greenville Haywood Mall	70 Orchard Park Drive	Greenville	SC	29615	3.77230	805,556	805,556									Fee/Leasehold
GACC5.39	5.39	GACC	Courtyard Minneapolis St Paul Airport	1352 Northland Drive	Mendota Heights	MN	55120	3.77230	783,626	783,626									Fee/Leasehold
GACC5.40	5.4	GACC	Courtyard San Antonio Downtown Market Square	600 Santa Rosa South Avenue	San Antonio	TX	78204	3.77230	761,696	761,696									Fee/Leasehold
GACC5.41	5.41	GACC	Courtyard Denver Stapleton	7415 East 41st Avenue	Denver	CO	80216	3.77230	739,766	739,766									Fee
GACC5.42	5.42	GACC	Courtyard St. Louis Westport Plaza	11888 Westline Industrial Drive	St Louis	MO	63146	3.77230	718,567	718,567									Fee/Leasehold
GACC5.43	5.43	GACC	Courtyard Dallas Plano Parkway	4901 West Plano Parkway	Plano	TX	75093	3.77230	718,567	718,567									Fee
GACC5.44	5.44	GACC	Courtyard Phoenix North Metrocenter	9631 North Black Canyon Highway	Phoenix	AZ	85021	3.77230	674,708	674,708									Fee/Leasehold
GACC5.45	5.45	GACC	Courtyard Dallas Richardson at Spring Valley	1000 South Sherman Street	Richardson	TX	75081	3.77230	652,778	652,778									Fee/Leasehold
GACC5.46	5.46	GACC	Courtyard Birmingham Homewood	500 Shades Creek Parkway	Birmingham	AL	35209	3.77230	609,649	609,649									Fee
GACC5.47	5.47	GACC	Courtyard Atlanta Airport South	2050 Sullivan Road	Atlanta	GA	30337	3.77230	609,649	609,649									Fee
GACC5.48	5.48	GACC	Courtyard Atlanta Gwinnett Mall	3550 Venture Parkway Northwest	Duluth	GA	30096	3.77230	609,649	609,649									Fee/Leasehold
GACC5.49	5.49	GACC	Courtyard Poughkeepsie	2641 South Road	Poughkeepsie	NY	12601	3.77230	587,719	587,719									Leasehold
GACC5.50	5.50	GACC	Courtyard Memphis Airport	1780 Nonconnah Boulevard	Memphis	TN	38132	3.77230	565,789	565,789									Fee/Leasehold
GACC5.51	5.51	GACC	Courtyard Charlotte South Park	6023 Park South Drive	Charlotte	NC	28210	3.77230	-	-									Leasehold
GACC5.52	5.52	GACC	Courtyard Philadelphia Devon	762 West Lancaster Avenue	Wayne	PA	19087	3.77230	-	-									Leasehold
GACC13	13	GACC	Crenshaw Plaza	3210-3314 West Slauson Avenue and 5804-5870 Crenshaw Boulevard	Los Angeles	CA	90043	4.21600	31,000,000	31,000,000	2/6/2025	6	110,426.02	0.0125	Actual/360	No		No	Fee	No
GACC14	14	GACC	Staples Headquarters	500 Staples Drive	Framingham	MA	1702	3.11000	30,000,000	30,000,000	2/6/2030	6	78,829.86	0.0075	Actual/360	Yes		Yes	Fee	No
GACC16	16	GACC	3205 Eastern Market	3201 and 3205 East Market Street and 3400 Eastern Boulevard	York	PA	17402	3.61700	25,675,000	25,675,000	2/6/2030	6	78,463.57	0.0025	Actual/360	No		No	Fee	No
GACC21	21	GACC	Lone Star Court	10901 Domain Drive	Austin	TX	78758	3.49000	19,999,999	19,999,999	2/6/2030	6	58,974.53	0.0025	Actual/360	No		No	Fee	No
GACC35	35	GACC	The Woods	113 Magnolia Lane	Longview	TX	75605	4.88100	4,386,000	4,386,000	1/6/2030	6	23,227.05	0.0025	Actual/360	No		No	Fee	No

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EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

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(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Seller on or after February 24, 2020.
(5)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Trust or its designee providing notice of the transfer of such note to the Non-Serviced Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or,
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with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is
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cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule B-1 to this Exhibit B, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(9)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(10)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC
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financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(13)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or
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partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.
(15)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or Non-Serviced Master Servicer).
(16)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.
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“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

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An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(18)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable
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governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable
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exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(25)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The
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terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with
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the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage
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Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) herein or the exceptions thereto set forth in Exhibit C, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule B-1 to this Exhibit B, or future permitted mezzanine debt as set forth on Schedule B-2 to this Exhibit B or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule B-3 to this Exhibit B or (iv) Permitted Encumbrances. The
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Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent
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certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
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(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or
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(ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that
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specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and, to the Seller’s knowledge, as of the Cut-off Date, no related Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated
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no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.
(45)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.
(46)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the
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Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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SCHEDULE B-1 TO EXHIBIT B

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

SCHEDULE B-2 TO EXHIBIT B

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	Murphy Crossing

SCHEDULE B-3 TO EXHIBIT B

CROSSED MORTGAGE LOANS

None.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	CBM Portfolio (Loan No. 5)

With respect to the Mortgaged Property identified as Courtyard Fort Lauderdale Plantation, a declarant of record, Lincoln Property Company 1315, LTD, has the right to purchase such Mortgaged Property for its then appraised value if hotel operations at the Mortgaged Property cease for 60 consecutive days (other than due to casualty, condemnation or renovation) (for the purposes of this paragraph, an “Abandonment”). Any such Abandonment would be a default under the Mortgage Loan documents. Because the declaration was recorded prior to the mortgage on such Mortgaged Property, such mortgage is subject and subordinate to such purchase option. Accordingly, upon any exercise of such right, such Mortgaged Property would no longer be subject to the lien of such mortgage. In the event that such purchase option is exercised, the Mortgagor is required to pay to the lender the proceeds of the sale and the difference, if any, between the amount required to obtain a release of the related Mortgaged Property under the Mortgage Loan documents and the amount paid by the purchaser.

With respect to the Mortgaged Properties identified as Courtyard Charlotte South Park and Courtyard Philadelphia Devon, the respective ground lessors have the option, upon a default by the applicable Mortgagor under the applicable leasehold mortgage, or any other event that would permit the lender to accelerate the Mortgage Loan, to purchase the related leasehold mortgage at a price set forth in the ground lease, which would be not less than the fair market value of the leasehold estate and all buildings and improvements on the leasehold estate and all furniture, furnishings, fixtures, equipment and other items of personal property located thereat.

(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Crenshaw Plaza (Loan No. 13)	The portion of the Mortgaged Property that is demised to tenant 5804 Crenshaw, Inc. (“5804 Crenshaw”) and occupied by an Arco gas station is subject to a purchase option pursuant to a contract dealer gasoline agreement (the “Gasoline Agreement”) between 5804 Crenshaw and the franchisor thereunder, Tesoro Refining & Marketing Company LLC or Treasure Franchise Company LLC (together, “Tesoro”), in the event the Mortgaged Property is subject to a foreclosure proceeding.
C-1

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Crenshaw Plaza (Loan No. 13)	The largest tenant, Ralph’s Market, has an option to purchase all (but not less than all) of the related Mortgaged Property upon the landlord’s election to sell the Mortgaged Property.
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Staples Headquarters (Loan No. 14)	The sole tenant, Staples, has a right of first offer to purchase the related Mortgaged Property upon the landlord’s election to sell the Mortgaged Property. The right of first offer does not apply in the event of a foreclosure or deed in lieu of foreclosure, but would apply to subsequent transfers.
(11) Condition of Property	Staples Headquarters (Loan No. 14)	There are deferred maintenance items related to the Mortgaged Property in the amount of approximately $184,000. The tenant is responsible for such repairs. No reserve was funded at origination for such repairs. The Mortgagor is required to fund a reserve for such repairs if 120 days have elapsed after the origination date, and the tenant has not caused the repairs to be completed.
(11) Condition of Property	Lone Star Court (Loan No. 21)	According to the related engineering report, the Mortgaged Property requires certain capital improvements with an estimated cost of $3,825,547.
(17) Insurance	CBM Portfolio (Loan No. 5)	As of the origination date, insurance for the Mortgaged Properties was covered under the insurance program of Marriott Management Corporation, the manager of the Mortgaged Properties (for the purposes of this paragraph, the “Manager”), pursuant the management agreement between the Mortgagors and the Manager and a subordination, non-disturbance and attornment agreement among the Mortgagors, the lender and the Manager (for the purposes of this paragraph, the “Courtyard Insurance Requirements”). In the event that the lender determines, at any time, that the Courtyard Insurance Requirements are not in compliance with any of the insurance requirements set forth in the insurance sections of the Mortgage Loan documents, or that the Manager is not maintaining insurance for the Mortgaged Properties in accordance with the Courtyard Insurance Requirements, the lender shall have the right to require the Mortgagors to procure, at their sole cost and expense, additional and/or replacement insurance coverage for the Mortgaged Properties such that the new or replacement insurance coverage (when combined with the insurance, if any, procured by the Manager under its insurance program) satisfies all insurance requirements set forth in the insurance sections of the Mortgage Loan documents with respect to the Mortgaged Properties.
(17) Insurance	CBM Portfolio (Loan No. 5)	The restoration threshold for any casualty is $1,000,000.
C-2

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(17) Insurance	Staples Headquarters (Loan No. 14)

To the extent that Staples, Inc. (“Staples”), the sole tenant at the Mortgaged Property, (i) maintains, either through a program of self-insurance (but only to the extent Staples, or any guarantor under the Staples lease, maintains a rating of “A-” or better by S&P) or third-party insurance, all or a portion of the coverages required under the related loan agreement, and the Staples lease will remain in full force and effect following a casualty and (ii) such insurance requires Staples to restore the Mortgaged Property at its sole cost and expense without rent abatement, the borrower will not be required to maintain the insurance maintained by Staples, but will be required to maintain the insurance maintained by Staples, but will be required to maintain any insurance required by the related loan agreement and not maintained by Staples (which may be maintained as “excess and contingent” coverage to the extent Staples maintains a portion of such coverage).

In addition, the related Mortgage Loan documents provide that the terms of any unaffiliated triple net lease (which includes the Staples lease if Staples has not been downgraded two or more notches, is not dark in more than 30% of its space, and no event of default is continuing) will override the provisions of the Mortgage Loan documents with respect to a casualty (other than REMIC related requirements), including provisions relating to application, holding and disbursement of insurance proceeds. The Staples lease provides for the lender to hold insurance proceeds in excess of $1,000,000; however, a successor lease, if any, may not so provide.

(25) Local Law Compliance	Murphy Crossing (Loan No. 1)	The Mortgaged Property is deficient in the number of parking spaces required by applicable zoning ordinances by 23 parking spaces. The Mortgage Loan documents require the Mortgagors, within six months of the Mortgage Loan origination date (or promptly following receipt of any notice of zoning violation from any governmental authority), to restripe the parking areas and/or take such other action necessary to increase the number of parking spaces at such Mortgaged Properties to no less than the number of parking spaces that are required under applicable zoning ordinances.
C-3

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(25) Local Law Compliance	CBM Portfolio (Loan No. 5)

The Mortgaged Property identified as Courtyard San Jose Cupertino is the subject of a fire and life safety violation precluding occupancy of Rooms 109, 126, 141, 221, 226, 256, 257, 318, 328 and 352 until fire alarm upgrades for the hearing impaired are performed. The Mortgage Loan documents require the Mortgagors, within 150 days following the origination date, to complete the required fire alarm upgrade, take such other action necessary to cure the violation and cause a temporary certificate of occupancy to be issued with respect to the affected rooms or provide such other documentation as may available and reasonably acceptable to the lender to demonstrate that the violation has been cured and the applicable rooms may be occupied by hotel guests.

The following Mortgaged Properties are deficient in the number of parking spaces required by applicable zoning ordinances by the number of spaces indicated below: (a) Courtyard Denver Tech Center: 4 parking spaces; (b) Courtyard Boston Andover: 14 parking spaces; (c) Courtyard Dallas Plano Parkway: 3 parking spaces; and (4) Courtyard San Jose Cupertino: 2 parking spaces. The Mortgage Loan documents require the Mortgagors, on or prior to December 31, 2021 (or promptly following receipt of any notice of zoning violation from any governmental authority), to restripe the parking areas and/or take such other action necessary to increase the number of parking spaces at such Mortgaged Properties to no less than the number of parking spaces that are required under applicable zoning ordinances.

The Mortgaged Property identified as Courtyard Rye has an open permit violation that is a zoning and building code violation. Within 150 days after the origination date, the related Mortgagor is required to cause the open permit to be closed and take such other action necessary to cure the violation.

The Mortgaged Properties identified as Courtyard Memphis Airport, Courtyard Poughkeepsie, and Courtyard St. Louis Westport Plaza are legal non-conforming uses with respect to their operation as hotels. The Mortgage Loan documents require the Mortgagors not to cease, discontinue or abandon the current hotel operations at any such Mortgaged Property in any manner that would result in the related Mortgagor no longer being permitted under applicable legal requirements (including any applicable zoning laws and ordinances) to operate the existing hotel at such Mortgaged Property.

C-4

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(26) Licenses and Permits	CBM Portfolio (Loan No. 5)	With respect to the Mortgaged Property identified as Courtyard Rye, all exceptions to Representation 25 are also exceptions to this Representation 26.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	CBM Portfolio (Loan No. 5)

The release price for each of the Courtyard Philadelphia Devon and Courtyard Charlotte South Park Mortgaged Properties are 62.5% of the “as is” appraised value of such Mortgaged Property.

With respect to the Mortgaged Property identified as Courtyard Fort Lauderdale Plantation, all exceptions to Representation 6 are also exceptions to this Representation 28.

(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(32) Single-Purpose Entity	CBM Portfolio (Loan No. 5)	Notwithstanding that the organizational documents of the Mortgagor provide that the purpose of the Mortgagor is solely to own and operate the Mortgaged Properties, the Mortgagor was originally formed and organized to own and operate not only the Mortgaged Properties but also a number of other hotel properties, which other properties were sold or otherwise transferred by the Mortgagors prior to the origination date of the Mortgage Loan.
(33) Defeasance	CBM Portfolio (Loan No. 5)	The release price for each of the Courtyard Philadelphia Devon and Courtyard Charlotte South Park Mortgaged Properties are 62.5% of the “as is” appraised value of such Mortgaged Property. In addition, lender and servicing fees in connection with a defeasance are capped at $7,500.
C-5

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(35) Ground Leases	CBM Portfolio (Loan No. 5)

(35)(a): The second amendment to the ground lease for the Courtyard Philadelphia Devon, dated June 29, 1990, is not recorded and is not the subject of a recorded memorandum or other recorded document.

(35)(c): With respect to the Mortgaged Property identified as Courtyard Fresno, the ground lease expires on June 30, 2054, provided that a renovation of the hotel as contemplated in the ground lease is completed on or before December 31, 2021 (the “Outside Date”). If renovation of the hotel as contemplated in the ground lease is not completed on or before the Outside Date, subject to the lender’s and the trustee’s rights to complete the renovation of the hotel, the term of the ground lease will expire on June 30, 2024. The ground lessor under the ground lease agreed that if the Mortgagor does not complete the renovation of the hotel by the Outside Date, the ground lessor will provide the lender and the trustee written notice within ten (10) business days following the Outside Date that the renovation of the hotel is not complete, the ground lessor will permit the lender or trustee (or its respective designee or nominee) to complete the renovation of the hotel, and, provided that the renovation of the hotel is completed by December 31, 2023, the term of the ground lease will expire June 30, 2054.

(35)(j): With respect to the Mortgaged Property identified as Courtyard Philadelphia Devon, the ground lease expires on December 31, 2028. No portion of the principal balance of the Whole Loan was allocated to such Mortgaged Property and, in connection with a partial release, the release price is the stated amount of $9,375,000, which is equal to approximately 62.5% of the related as-is appraised value at origination of the Whole Loan.

With respect to the Mortgaged Property identified as Courtyard Tampa Westshore, the ground lease provides that any related insurance proceed and condemnation awards are held and disbursed by the lessor under the related ground lease. In addition, if the Mortgagor under the related ground lease fails to timely commence, or complete, restoration, the ground lessor may retain the proceeds as additional security until the restoration is complete, and the ground lessor additionally has a termination option in such circumstance.

(35)(l): With respect to the Mortgaged Properties identified as Courtyard San Jose Cupertino, Courtyard Charlotte South Park and Courtyard Philadelphia Devon, the ground lease only provides a requirement to enter into a new lease on similar terms upon termination of the ground lease as a result of a default by the related Mortgagor under the related ground lease, but lacks a requirement to enter into a new lease on similar terms upon termination of the ground lease because of a rejection of such ground lease in a bankruptcy proceeding.

C-6

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(41) Environmental Conditions	CBM Portfolio (Loan No. 5)	With respect to the Mortgaged Property identified as Courtyard Portland Beaverton, groundwater contamination in the area adjacent to the Mortgaged Property was discovered in 1999 originating from a former Tyco manufacturing facility. As part of the remediation efforts, two groundwater monitoring wells were installed at the Mortgaged Property, which are sampled on an annual basis by the Oregon Department of Environmental Quality (“ODEC”). Based on the most recent samples taken by ODEC as of the ESA, trichloroethylene levels were detected to be slightly above the related action level of 5.0 micrograms per liter. Based on the information provided by ODEQ and review of the most recent sampling report, the identified groundwater contamination represents a recognized environmental condition. The condition set forth in clause (ii) of the Representation is not satisfied.
C-7

EXHIBIT D

FORM OF DILIGENCE FILE CERTIFICATION

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of March 1, 2020, and that certain Mortgage Loan Purchase Agreement, dated as of March 24, 2020. In accordance with Section 5(j) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy via e-mail to the Master Servicer, the Certificate Administrator, the Custodian, the Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Directing Certificateholder), as follows:

1.       The Seller has reviewed the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan that has been uploaded to the Intralinks Site (as defined in the Pooling and Servicing Agreement); and

2.       Each Diligence File contains all documents and information required under the definition of “Diligence File”.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [___] day of [____], 2020.

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name: Title:

By:
Name: Title:

D-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of German American Capital Corporation (the “Company”), hereby certify as follows:

1.	I have examined the Mortgage Loan Purchase Agreement, dated as of March 24, 2020 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), which representations are subject to the exceptions thereto set forth in Exhibit C to the Agreement with the same force and effect as if made on and as of the date hereof (or as of such other date specifically provided in the particular representation or warranty).
2.	To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.
3.	I have examined the Mortgage Loan Seller Information (as defined in the Indemnification Agreement) in the Term Sheet (as defined in the Indemnification Agreement), the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and nothing has come to my attention that would lead me to believe that the Mortgage Loan Seller Information in the Term Sheet, the Preliminary Prospectus or the Preliminary Private Placement Memorandum, as of the Time of Sale (as defined in the Indemnification Agreement) included any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.
4.	I have examined the Mortgage Loan Seller Information (as defined in the Indemnification Agreement) in the Prospectus and the Final Private Placement Memorandum, and nothing has come to my attention that would lead me to believe that the Mortgage Loan Seller Information in the Prospectus, as of the date of the Prospectus, or the Final Private Placement Memorandum, as of the date of the Final Private Placement Memorandum, or, in either case, as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

E-1

IN WITNESS WHEREOF, I have signed my name this [_] day of March, 2020.

By:
Name: Title:

E-2